Questions 22 and 23
-------------------
Addendum to Questions 22 and 23 on Form N-SAR


22. Registrants portfolio transactions with entities acting as principals:

List the 10 entities acting as principals with whom Registrant did the largest amount of portfolio transactions (include all short-term obligations, and U.S. Govt. & tax-free securities) in both the secondary market & in underwritten offerings set forth in order of size based upon total value of principal transactions during the current reporting period: (FOR SERIES COMPANIES, ITEMS 22 AND 23 MUST BE ANSWERED IN TOTAL FOR ALL SERIES)

                                                           Registrant
                                            IRS Number      Purchases
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405       95,375,963
BNP PARIBAS SECURITIES CORP.                13-3235334       91,790,189
GOLDMAN, SACHS & CO.                        13-5100880       39,158,213
CITIGROUP, INC.                             52-1568099       59,336,563
JPMORGAN CHASE & CO.                        13-3224016       18,332,995
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       11,196,369
MORGAN STANLEY CO INCORPORATED              13-2665598       11,147,974
DEUTSCHE BANK SECURITIES, INC.              13-2730328        9,754,368
NOMURA                                      13-2642206        5,426,568
BARCLAYS CAPITAL INC.                       05-0346412        5,882,165






                                                             Sales by
                                            IRS Number      Registrant
Name of Entity                                           (000s omitted)
BANK OF AMERICA SECURITIES LLC              56-2058405       10,702,666
BNP PARIBAS SECURITIES CORP.                13-3235334        2,234,718
GOLDMAN, SACHS & CO.                        13-5100880       38,949,310
CITIGROUP, INC.                             52-1568099        9,957,396
JPMORGAN CHASE & CO.                        13-3224016       13,543,771
CREDIT SUISSE FIRST BOSTON CORP.            13-5659485       11,364,752
MORGAN STANLEY CO INCORPORATED              13-2665598        9,087,371
DEUTSCHE BANK SECURITIES, INC.              13-2730328        8,294,051
NOMURA                                      13-2642206        5,605,142
BARCLAYS CAPITAL INC.                       05-0346412        4,202,348




23. Aggregate principal purchase/sale transactions of Registrant during current reporting period. (000s omitted) C. Total Purchases:
    368,739,076 D. Total Sales: 126,894,249

                               SCREEN NUMBER : 12